Exhibit 99.1

Investors
Trey Huffman
404-748-6219
huffmanal@elink.com

Media
Pam O’Connor
919-863-7344
Pamela.oconnor@elink.com

EARTHLINK REPORTS THIRD QUARTER 2014 RESULTS

•                  Revenue of $297.7 million

•                  Net loss of $(2.0) million and net loss per share of $(0.02)

•                  Adjusted EBITDA of $59.0 million

•                  Net cash provided by operating activities of $62.1 million

•                  Unlevered Free Cash Flow of $34.1 million

•                  Ending cash balance of $129.6 million

ATLANTA, GA - November 3, 2014 - EarthLink Holdings Corp. (NASDAQ: ELNK), a leading managed network and cloud solutions provider for multi-location businesses, today announced financial results for its third quarter of 2014.

“We’ve made significant improvements to our operations throughout the year, and those improvements are reflected in our third quarter financial results,” said EarthLink Chief Executive Officer and President Joseph F. Eazor.  “At the beginning of the year, we committed to becoming operationally excellent. We have more progress to make, but we’ve made significant strides in improving our processes and in delivering more cash flow in all areas of our company.”

Third Quarter 2014 Financial Summary

				Second	Third
Figures in US $ millions,	Third Quarter			Quarter	Quarter
except per share	2013	2014	Change	2014	2014	Change
Revenues
Business Services	$240.6	$237.0	(1.5)%	$234.2	$237.0	1.2%
Consumer Services	68.0	60.7	(10.7)%	63.1	60.7	(3.8)%
Total Revenue	308.6	297.7	(3.5)%	297.4	297.7	0.1%

Gross Margin	163.8	162.1	(1.0)%	153.2	162.1	5.8%

Operating Expenses	108.9	105.9	(2.8)%	104.6	105.9	1.2%

Net Loss	(11.3)	(2.0)	(82.3)%	(21.8)	(2.0)	(90.8)%
Net Loss per share	(0.11)	(0.02)	(81.8)%	(0.21)	(0.02)	(90.5)%

Adjusted EBITDA (1)	56.1	59.0	5.2%	50.9	59.0	15.9%

Capital Expenditures	32.8	24.9	(24.1)%	26.0	24.9	(4.2)%

Cash and Cash Equivalents	115.9	129.6	11.8%	98.5	129.6	31.6%

Net Cash Provided by Operating Activities	39.9	62.1	55.6%	18.0	62.1	245.0%

Unlevered Free Cash Flow (1)	23.4	34.1	45.7%	24.9	34.1	36.9%

(1) Adjusted EBITDA and Unlevered Cash Flow are non-GAAP measures, see definitions in “Non-GAAP Measures” below.

Revenue

•                  Total revenue was $297.7 million during the third quarter of 2014, a decline of 3.5% from the prior year quarter. The revenue trajectory continued to improve from the 5.1% year-over-year decline the company reported in the second quarter of 2014. However, the decline during the third quarter of 2014 was aided by $6.8 million of one-time favorable settlements.

•                  Business Services revenue decreased 1.5% from the third quarter of 2013, an improvement from the 3.7% year-over-year decline reported in the second quarter of 2014. This was primarily due to the $6.8 million of one-time favorable settlements during the quarter.

•                  The Consumer Services revenue profile was aided by targeted price actions during the quarter. Consumer Services churn in the third quarter was commensurate with an increase in ARPU. We expect consumer churn to continue to moderate in future periods.

Net Loss and Adjusted EBITDA

•                  Net loss was $(2.0) million during the third quarter of 2014. This compares to a net loss of $(11.3) million in the third quarter of 2013 and $(21.8) million in the second quarter of 2014. The third quarter of 2014 net loss includes the $6.8 million of favorable revenue settlements noted above and a $4.5 million income tax benefit for the reduction of reserves due to the expiration of statute of limitations. The second quarter of 2014 net loss includes one-time non-cash charges of $5.4 million to record impairment of certain fixed assets.

•                  Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $59.0 million in the third quarter of 2014, a 5% increase from the third quarter of 2013 and a 16% increase from the second quarter of 2014.

Balance Sheet and Cash Flow

•                  Net cash provided by operating activities was $62.1 million during the third quarter of 2014. This compared to net cash provided by operating activities of $39.9 million in the third quarter of 2013 and $18.0 million in the second quarter of 2014. EarthLink ended the third quarter with $129.6 million in cash.

•                  Unlevered Free Cash Flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) was $34.1 million during the third quarter of 2014.  This compared to Unlevered Free Cash Flow of $23.4 million in the third quarter of 2013 and $24.9 million in the second quarter of 2014.  This Unlevered Free Cash Flow increased our cash balance by 32% during the quarter to an ending balance of $129.6 million.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 4 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

EarthLink’s Third Quarter 2014 Conference Call will be held on Tuesday, November 4, 2014, at 8:30 a.m. ET and hosted by EarthLink’s Chief Executive Officer and President Joseph F. Eazor and Executive Vice President and Chief Financial Officer Bradley A. Ferguson.

The dial-in number is:  (866) 887-3882.

Participants should reference the conference ID number 13785060 or “EarthLink Third Quarter 2014 Earnings Call” and dial in 10 minutes prior to the scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/.

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/.

Replay

A webcast replay will be available from 11:30 a.m. ET on November 4 through midnight on December 4, 2014. Dial toll-free:  (855) 859-2056. The replay confirmation code is 13785060. The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm.

About EarthLink

EarthLink (EarthLink Holdings Corp., NASDAQ: ELNK) provides managed network, security and cloud solutions for multi-location businesses. We help thousands of specialty retailers, restaurants, financial institutions, healthcare providers, professional service firms and local governments deliver a reliable and engaging customer experience in their stores and branch offices. We do so by building and managing MPLS WAN networks, by providing virtualized infrastructure, security, hosted voice, secure WiFi and compliance solutions, and by offering exceptional customer care. We operate a nationwide network spanning more than 28,000 fiber route miles, with 90 metro fiber rings and secure data centers that provide ubiquitous data and voice IP service coverage. Our EarthLink Carrier® division sells facilities-based wholesale telecommunications to other providers and our award-winning Internet services connect hundreds of thousands of residential customers across the U.S. For more, visit www.earthlink.com and follow @earthlink, LinkedIn and Google+.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation: (1) we may not be able to execute our strategy to be a leading managed network services provider, which could adversely affect our results of operations and cash flows; (2) we may not be able to grow revenues from our growth products and services to offset declining revenues from our traditional products and services, which could adversely affect our results of operations and cash flows; (3) our failure to achieve operating efficiencies will adversely affect our results of operations; (4) as a result of our continuing review of our business, we may determine to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (5) we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (6) if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (7) unfavorable general economic conditions could harm our business; (8) we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (9) we face significant competition in the communications and IT services industry that could reduce our profitability; (10) failure to retain existing customers could adversely affect our results of operations and cash flows; (11) decisions by legislative or regulatory authorities, including the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) our consumer business is dependent on the availability of third-party network service providers; (21) we face significant competition in the Internet access industry that could reduce our profitability; (22) the continued decline of our consumer access subscribers will adversely affect our results of operations; (23) potential regulation of Internet service providers could adversely affect our operations; (24) cyber security breaches could harm our business; (25) privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (26) interruption or failure of our network, information systems or other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (27) our business depends on effective business support systems and processes; (28) if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (29) we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (30) we may not be able to protect our intellectual property; (31) we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (32) government regulations could adversely affect our business or force us to change our business practices; (33) our business may suffer if third parties are unable to provide services or terminate their relationships with us; (34) we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (35) we may not realize our deferred tax assets, we may have exposure to greater than anticipated tax liabilities and we may be limited in the use of our net operating losses and certain other tax attributes in the future; (36) our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (37) we may require substantial capital to support business growth, and this capital may not be available to us on acceptable terms, or at all; (38) our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness or limit our ability to draw on our revolving credit facility; (39) we may reduce, or cease payment of, quarterly cash dividends; (40) our stock price may be volatile; (41) provisions of our certificate of incorporation, bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company; and (42) our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ flexibility in obtaining a judicial forum for disputes with us or our directors, officers or employees.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013.

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EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Statements Of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014
Revenues	$308,578	$297,745	$938,767	$892,423
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	144,760	135,695	450,564	425,759
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	108,911	105,948	320,469	317,030
Depreciation and amortization	46,689	46,716	134,314	139,186
Impairment of goodwill and long-lived assets (1)	—	589	255,599	11,360
Restructuring, acquisition and integration-related costs (2)	9,928	1,108	28,468	10,993
Total operating costs and expenses	310,288	290,056	1,189,414	904,328
Income (loss) from operations	(1,710)	7,689	(250,647)	(11,905)
Interest expense and other, net	(13,985)	(13,970)	(46,714)	(42,008)
Loss from continuing operations before income taxes	(15,695)	(6,281)	(297,361)	(53,913)
Income tax benefit	4,582	4,329	40,029	3,592
Loss from continuing operations	(11,113)	(1,952)	(257,332)	(50,321)
Gain (loss) from discontinued operations, net of tax (3)	(225	—	(1,622)	61
Net loss	$(11,338)	$(1,952)	$(258,954)	$(50,260)

Basic and diluted net loss per share
Continuing operations	$(0.11)	$(0.02)	$(2.50)	$(0.49)
Discontinued operations	—	—	(0.02)	—
Basic and diluted net loss per share	$(0.11)	$(0.02)	$(2.52)	$(0.49)
Basic and diluted weighted average common shares outstanding	102,580	102,268	102,835	102,312

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

EARTHLINK HOLDINGS CORP.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2013	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$116,636	$129,612
Accounts receivable, net of allowance of $8,615 and $6,903 as of December 31, 2013 and September 30, 2014, respectively	100,792	105,501
Prepaid expenses	15,945	16,138
Deferred income taxes, net	549	453
Other current assets	13,930	16,110
Total current assets	247,852	267,814
Property and equipment, net	438,321	414,802
Goodwill	139,215	137,770
Other intangible assets, net	155,428	107,546
Other long-term assets	26,502	23,183
Total assets	$1,007,318	$951,115
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,440	$23,716
Accrued payroll and related expenses	35,041	40,442
Other accrued liabilities	88,225	105,397
Deferred revenue	49,689	45,328
Current portion of long-term debt and capital lease obligations	1,489	1,534
Total current liabilities	207,884	216,417
Long-term debt and capital lease obligations	606,442	606,382
Long-term deferred income taxes, net	2,221	3,483
Other long-term liabilities	28,553	24,298
Total liabilities	845,100	850,580

Stockholders’ equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2013 and September 30, 2014	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 197,491 and 198,559 shares issued as of December 31, 2013 and September 30, 2014, respectively, and 101,876 and 102,280 shares outstanding as of December 31, 2013 and September 30, 2014, respectively	1,975	1,986
Additional paid-in capital	2,047,607	2,038,422
Accumulated deficit	(1,144,975)	(1,195,235)
Treasury stock, at cost, 95,615 shares and 96,279 shares as of December 31, 2013 and September 30, 2014, respectively	(742,389)	(744,638)
Total stockholders’ equity	162,218	100,535
Total liabilities and stockholders’ equity	$1,007,318	$951,115

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Adjusted EBITDA (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2014	2014
Net loss	$(11,338)	$(21,838)	$(1,952)
Interest expense and other, net	13,985	14,082	13,970
Income tax provision (benefit)	(4,582)	374	(4,329)
Depreciation and amortization	46,689	45,615	46,716
Stock-based compensation expense	1,238	2,335	2,930
Impairment of goodwill and long-lived assets (1)	—	5,437	589
Restructuring, acquisition and integration-related costs (2)	9,928	4,908	1,108
(Gain) loss from discontinued operations, net of tax (3)	225	(6)	—
Adjusted EBITDA (4)	$56,145	$50,907	$59,032

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Loss to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2014	2014
Net loss	$(11,338)	$(21,838)	$(1,952)
Interest expense and other, net	13,985	14,082	13,970
Income tax provision (benefit)	(4,582)	374	(4,329)
Depreciation and amortization	46,689	45,615	46,716
Stock-based compensation expense	1,238	2,335	2,930
Impairment of goodwill and long-lived assets (1)	—	5,437	589
Restructuring, acquisition and integration-related costs (2)	9,928	4,908	1,108
(Gain) loss from discontinued operations, net of tax (3)	225	(6)	—
Purchases of property and equipment	(32,792)	(25,965)	(24,890)
Unlevered Free Cash Flow (4)	$23,353	$24,942	$34,142

EARTHLINK HOLDINGS CORP.

Reconciliation of Net Cash Provided by Operating Activities to Unlevered Free Cash Flow (4)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2014	2014
Net cash provided by operating activities	$39,890	$17,969	$62,063
Income tax provision (benefit)	(4,582)	374	(4,329)
Non-cash income taxes	4,603	(242)	4,391
Interest expense and other, net	13,985	14,082	13,970
Amortization of debt discount, premium and issuance costs	(996)	(1,022)	(1,029)
Restructuring, acquisition and integration-related costs (2)	9,928	4,908	1,108
Changes in operating assets and liabilities	(6,910)	14,732	(16,918)
Purchases of property and equipment	(32,792)	(25,965)	(24,890)
Other, net	227	106	(224)
Unlevered Free Cash Flow (4)	$23,353	$24,942	$34,142

Net cash used in investing activities	$(20,311)	$(25,379)	$(25,390)
Net cash used in financing activities	$(17,576)	$(2,651)	$(5,513)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Segment Information (5)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014

Business Services
Revenues	$240,626	$237,054	$728,497	$705,273
Cost of revenues (excluding depreciation and amortization)	121,429	113,785	378,946	358,604
Gross margin	119,197	123,269	349,551	346,669
Direct segment operating expenses	86,856	88,078	254,650	260,523
Segment operating income	$32,341	$35,191	$94,901	$86,146
Consumer Services
Revenues	$67,952	$60,691	$210,270	$187,150
Cost of revenues (excluding depreciation and amortization)	23,331	21,910	71,618	67,155
Gross margin	44,621	38,781	138,652	119,995
Direct segment operating expenses	12,739	10,573	38,618	33,534
Segment operating income	$31,882	$28,208	$100,034	$86,461
Consolidated
Revenues	$308,578	$297,745	$938,767	$892,423
Cost of revenues	144,760	135,695	450,564	425,759
Gross margin	163,818	162,050	488,203	466,664
Direct segment operating expenses	99,595	98,651	293,268	294,057
Segment operating income	64,223	63,399	194,935	172,607
Depreciation and amortization	46,689	46,716	134,314	139,186
Impairment of goodwill and long-lived assets (1)	—	589	255,599	11,360
Restructuring, acquisition and integration-related costs (2)	9,928	1,108	28,468	10,993
Corporate operating expenses	9,316	7,297	27,201	22,973
Income (loss) from operations	$(1,710)	$7,689	$(250,647)	$(11,905)

EARTHLINK HOLDINGS CORP.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2014	2013	2014

Business Services
Retail services	$199,389	$189,122	$599,901	$573,028
Wholesale services	36,338	42,788	114,280	117,200
Other services	4,899	5,144	14,316	15,045
Total revenues	240,626	237,054	728,497	705,273
Consumer Services
Access services	56,999	49,516	176,735	154,665
Value-added services	10,953	11,175	33,535	32,485
Total revenues	67,952	60,691	210,270	187,150
Total Revenues	$308,578	$297,745	$938,767	$892,423

EARTHLINK HOLDINGS CORP.

Supplemental Financial Data

	September 30,	June 30,	September 30,
	2013	2014	2014

Number of employees at end of period (6)	3,053	2,981	2,843

EARTHLINK HOLDINGS CORP.

Consumer Services Operating Metrics

	Three Months Ended
	September 30,	June 30,	September 30,
	2013	2014	2014

Average narrowband subscribers (7)	571,000	518,000	501,000
Average broadband subscribers (7)	463,000	397,000	372,000
Average consumer subscribers (7)	1,034,000	915,000	873,000

ARPU (8)	$21.91	$22.99	$23.18
Churn rate (9)	2.2%	2.3%	2.2%

EARTHLINK HOLDINGS CORP.

Footnotes to Consolidated Financial Highlights

1.              During the first quarter of 2013, the Company recognized a $256.7 million non-cash impairment charge to goodwill related to its Business Services reporting unit, of which $255.6 million is included in continuing operations and $1.1 million is reflected in discontinued operations. The impairment was based on an analysis of a number of factors after a decline in the Company’s market capitalization following the announcement of its fourth quarter 2012 earnings and 2013 financial guidance. The primary factor contributing to the impairment was a change in the discount rate and market multiples as a result of the change in these market conditions, both key assumptions used in the determination of fair value.

During the nine months ended September 30, 2014, the Company recorded $11.4 million for impairment of property and equipment, which included $5.3 million recorded during the three months ended March 31, 2014 for impairment of work in progress for an information technology project not expected to be used, $5.4 million recorded during the three months ended June 30, 2014 for impairment of work in progress and software licenses not expected to be used and $0.6 million recorded during the three months ended September 30, 2014 for other long-lived asset impairments.

2.              Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014

Integration-related costs	$5,192	$1,270	$15,678	$7,985
Severance, retention and other employee costs	4,029	39	9,718	2,005
Facility-related costs	37	(203)	1,872	999
Transaction-related costs	670	2	985	4
Legacy plan restructuring costs	—	—	215	—
Restructuring, acquisition and integration-related costs	$9,928	$1,108	$28,468	$10,993

Restructuring, acquisition and integration-related costs consist of costs related to restructuring, acquisition and integration-related activities. Such costs include: 1) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; 2) severance, retention and other employee termination costs associated with acquisition and integration activities and with certain voluntary employee separations; 3) facility-related costs, such as lease termination and asset impairments; and 4) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees.

3.           The operating results of the Company’s telecom systems business acquired as part of ITC^DeltaCom have been separately presented as discontinued operations for all periods presented. On August 2, 2013, the Company sold its telecom systems business. The Company has no significant continuing involvement in the operations or significant continuing direct cash flows. The telecom systems results of operations were previously included in the Company’s Business Services segment.

4.              Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax. Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs, and gain (loss) from discontinued operations, net of tax, less cash used for purchases of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

5.              The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a broad range of data, voice and IT services to retail and wholesale business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and IT services provided to business customers; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers and businesses; and (3) other services, which primarily consists of web hosting. The Company’s IT services, which are included within its retail services, include data centers, virtualization, security, applications, premises-based solutions, managed solutions and support services. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes narrowband and broadband Internet access services; and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking and email storage; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

6.              Represents full-time equivalents.

7.              Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

8.              ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

9.              Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.